UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2024

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Seely Avenue, Building 5

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2024, Cadence Design Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering by the Company of $2.5 billion aggregate principal amount of senior notes, consisting of $500 million aggregate principal amount of its 4.200% Senior Notes due 2027 (the “2027 Notes”), $1.0 billion aggregate principal amount of its 4.300% Senior Notes due 2029 (the “2029 Notes”) and $1.0 billion aggregate principal amount of its 4.700% Senior Notes due 2034 (the “2034 Notes” and together with the 2027 Notes and the 2029 Notes, the “Notes”).

The 2027 Notes will bear interest at the rate of 4.200% per year and mature on September 10, 2027. The 2029 Notes will bear interest at the rate of 4.300% per year and mature on September 10, 2029. The 2034 Notes will bear interest at the rate of 4.700% per year and mature on September 10, 2034. The Notes will be the Company’s general unsecured senior obligations and will rank equal in right of payment to all of its existing and future senior indebtedness.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The offering is expected to close on September 10, 2024, subject to the satisfaction of customary closing conditions. The Company expects to use a portion of the net proceeds from this offering to repay amounts outstanding under the loan agreement governing the Company’s three-year senior non-amortizing term loan facility and the loan agreement governing the Company’s two year senior non-amortizing term loan facility, and the remaining net proceeds for general corporate purposes, which may include repayment of other outstanding indebtedness at or prior to maturity, including its 4.375% senior notes due October 15, 2024, additions to working capital, capital expenditures and potential acquisitions.

The offering is being made pursuant to the Company’s Registration Statement on Form S-3 (No. 333-281898) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on September 3, 2024, including the prospectus contained therein dated September 3, 2024, a preliminary prospectus supplement dated September 4, 2024 and a final prospectus supplement dated September 4, 2024.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the offering and the Company’s intended use of proceeds from the offering, within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws. Forward-looking statements involve risks and uncertainties that could cause actual results and effects to differ materially from those currently anticipated, including those described in the prospectus supplement, which is a part of the Registration Statement, the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements in this Current Report on Form 8-K or the documents referenced herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2024, among Cadence Design Systems, Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc., as representatives of the several underwriters named in Schedule I thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2024

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer